Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, of Aviat Networks, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: December 14, 2020	STEEL EXCEL INC.

	By:	/s/ Douglas B. Woodworth
Douglas B. Woodworth, Treasurer

STEEL PARTNERS HOLDINGS L.P.

	By:	Steel Partners Holdings GP Inc. General Partner

	By:	/s/ Douglas B. Woodworth
Douglas B. Woodworth, Chief Financial Officer

SPH GROUP LLC

	By:	Steel Partners Holdings GP Inc. Managing Member

	By:	/s/ Douglas B. Woodworth
Douglas B. Woodworth, Chief Financial Officer

SPH GROUP HOLDINGS LLC

	By:	Steel Partners Holdings GP Inc. Manager

	By:	/s/ Douglas B. Woodworth
Douglas B. Woodworth, Chief Financial Officer

STEEL PARTNERS HOLDINGS GP INC.

	By:	/s/ Douglas B. Woodworth
Douglas B. Woodworth, Chief Financial Officer

/s/ Kenneth Kong
Kenneth Kong